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As filed with the Securities and Exchange Commission on September 29, 2004

Registration No. 333-115260

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 6
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NESS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7371	98-0346908
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ness Tower
Atidim High-Tech Industrial Park
Building 4
Tel Aviv 61580, Israel
Telephone: +972 (3) 766-6800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Raviv Zoller
President and Chief Executive Officer
Ness Technologies, Inc.
3 University Plaza, Suite 600
Hackensack, New Jersey 07601
Telephone: (201) 488-7222
(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven Wolosky, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 Telephone: (212) 451-2300 Facsimile: (212) 451-2222	Rod Miller, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007

As soon as practicable after the effective date of this registration statement
(Approximate Date of Commencement of Proposed Sale to the Public)

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on the 29th day of September, 2004.

NESS TECHNOLOGIES, INC.
By:	/s/ RAVIV ZOLLER Raviv Zoller President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Aharon Fogel	Chairman of the Board	September 29, 2004
/s/ RAVIV ZOLLER Raviv Zoller	President and Chief Executive Officer (principal executive officer)	September 29, 2004
/s/ YARON GARMAZI Yaron Garmazi	Chief Financial Officer (principal financial and accounting officer)	September 29, 2004
* Rajeev Srivastava	Director	September 29, 2004
* Henry Kressel	Director	September 29, 2004
* Morris Wolfson	Director	September 29, 2004
* Hagai Lavi	Director	September 29, 2004
*
Signed by Raviv Zoller as attorney-in-fact.

Exhibit Index

Number	Description of Exhibit
*1.1	Form of Underwriting Agreement.
*3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.
*3.2	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.
*3.3	Amended and Restated Certificate of Designations of Class B Preferred Stock, filed February 19, 2004.
*3.4	Certificate of Amendment to Amended and Restated Certificate of Designations of Class B Preferred Stock, filed September 20, 2004.
*3.5	Certificate of Designations of Class C Preferred Stock, filed May 16, 2000.
*3.6	Certificate of Amendment to Certificate of Designations of Class C Preferred Stock, filed September 20, 2004.
*4.1	Specimen Certificate for the Registrant's common stock.
5	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
*10.1	Registration Rights Agreement, dated as of March 26, 1999, among the Registrant and the other signatories listed therein.
*10.2	Registration Rights Agreement, dated as of May 13, 1999, between the Registrant and Velston Pte. Ltd.
*10.3	Second Amended and Restated Registration Rights Agreement, dated as of June 30, 2003, among the Registrant and the other signatories listed therein.
*10.4	Amendment to Second Amended and Restated Registration Rights Agreement, dated as of September 2, 2004, by and among the Registrant and the other signatories listed therein.
*10.5	Loan Agreement, dated as of July 29, 1999, between Israel Discount Bank Ltd. and Nesstech Advanced Technologies (1999) Ltd.
*10.6	Loan Agreement, dated as of July 29, 1999, between Bank Hapoalim B.M. and Nesstech Advanced Technologies (1999) Ltd.
*10.7	Apar Holding Corp. Employees' Equity Plan.
*10.8	Ness Technologies, Inc. 1999 Share Option Plan.
*10.9	Ness Technologies, Inc. 2001 Stock Option Plan.
*10.10	Ness Technologies, Inc. 2003 Israeli Share Option Plan.
*10.11	Ness Technologies, Inc. 2003 Stock Option Plan.
*10.12	Agreement, dated as of August 1, 1999, between the Registrant and Aharon Fogel.
*10.13	Amendment to Agreement, dated as of May 31, 2001, between the Registrant and Aharon Fogel.
*10.14	Services Agreement, dated as of July 1, 2003, between Ness Technologies Holdings Ltd. and GLY—Technological Horizons Ltd. (English translation).
*10.15	Amended and Restated Employment Agreement, effective as of June 1, 2001, between the Registrant, Raviv Zoller and Ness Technologies Israel Ltd.

*10.16	Amendment to Amended and Restated Employment Agreement, effective as of January 1, 2004, between the Registrant, Raviv Zoller and Ness Technologies Israel Ltd.
*10.17	Employment Agreement, dated as of May 14, 2004, between the Registrant and Yaron Garmazi.
*10.18	Special Personal Employment Agreement, dated as of December 12, 1995, between Advanced Technology Ltd. and Tuvia Feldman (English translation).
*10.19	Addendum to Personal Employment Agreement, dated as of August 1, 1999, between Advanced Technology Ltd. and Tuvia Feldman (English translation).
*10.20	Addendum to Personal Employment Agreement, dated as of August 23, 1999, between Advanced Technology Ltd. and Tuvia Feldman (English translation).
*10.21	Employment Agreement Addendum, dated as of August 27, 2000, between the Registrant and Tuvia Feldman.
*10.22	Summary of Meeting, dated May 3, 2001, between Raviv Zoller and Tuvia Feldman (English translation).
*10.23	Agreement, dated as of February 1, 1999, between Compro Software Industries (1997) Ltd. and Lea Atad (English translation).
*10.24
Transition Agreement and Continuity of Rights, dated as of July 1, 1999, between Ness Technologies and Ventures Ltd. (formerly Compro Software Industries (1997) Ltd.), Ness B.S.G. Ltd. (formerly Contahal Ltd.) and Lea Atad (English translation).
*10.25	Offer Letter, dated January 29, 2004, between the Registrant and Ivan Hruska.
*10.26	Contract of Employment, effective as of March 1, 2004, between the Registrant and Ivan Hruska.
*10.27	Special Personal Employment Agreement, dated as of December 12, 1995, between Advanced Technology Ltd. and Yoram Michaelis (English translation).
*10.28	Addendum to Personal Employment Agreement, dated as of August 1, 1999, between Advanced Technology Ltd. and Yoram Michaelis (English translation).
*10.29	Addendum to Personal Employment Agreement, dated as of August 23, 1999, between Advanced Technology Ltd. and Yoram Michaelis (English translation).
*10.30	Form of Indemnification Agreement by and between the Registrant and its officers and directors.
*10.31	Stock Purchase Agreement, dated as of August 30, 2002, among the shareholders of APP Group CEE B.V. listed therein and the Registrant.
*10.32	Merger Agreement, dated as of May 12, 2003, among the Registrant, Ness Acquisition Corp., Apar Holding Corp. and the shareholders of Apar Holding Corp. listed therein.
*21	Subsidiaries of the Registrant.
*23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
*23.2	Consent of PricewaterhouseCoopers LLP.
*23.3	Consent of RSM & Co.
*23.4	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5).
*24	Powers of Attorney (included on the signature page of the initial filing of this Registration Statement).
*99.1	Consent of Satyam C. Cherukuri.
*99.2	Consent of Dan S. Suesskind.
*99.3	Consent of Gartner, Inc.

*
Previously filed.

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SIGNATURES
Exhibit Index